Exhibit 99.1
September 26, 2017
Dear Shareholder:

Our Fiscal Year 2017 was the best year in AeroGrow’s history.

Sales were up over 20%; adjusted EBITDA increased by an impressive 365%, beginning to prove the leverage that we believe is in our business as we continue to grow; we successfully tapped into several new channels of distribution; we had our most successful new product launches ever; and – critically – our balance sheet has never been in better shape, with no debt and ending the year with nearly $9 million in cash.

As a result, I have never been more proud of our accomplishments nor more excited about our future.  Fiscal Year 2018 is shaping up to be another breakthrough year for us.  I’ll give you more context about our performance over the past year and provide plenty of details regarding our plans for the upcoming year a little bit later in this letter.

But I want to begin this letter by talking about our longer term future – and a major “pivot” that we have undertaken. This is a concept that I’ve been referring to a lot lately as I challenge our entire team here at AeroGrow to pivot toward becoming a truly great company, one that I envision will be measured against what are considered world class companies and world class products.

The distance that we have traveled over the past few years is significant…from a company that was quite literally on financial life support to one that has begun to accomplish some great things – and is positioned to accomplish many more. But I’ve challenged our team to think that whatever we’ve accomplished in the past isn’t good enough…and going forward I want all of us to view every action we take through the lens of being great. That goes for me, our management team, our staff, our vendors, our Board…everybody

Now I assure you that we’re not going to lose the many qualities that have helped make our company as successful as it is today. We’re still going to be scrappy, we’re always going to have a sense of urgency about everything we do, and we’re never going to forget what having that “near death” financial experience was like – all of these qualities are a part of our DNA…and so they will be an important part of our future as well.

But at the same time we’re going to be raising the bar on everything we do. Starting in Fiscal Year 2018 we’re going to pivot and accept the challenge of building a world class company here at AeroGrow – one that strives to do everything exceptionally well. From product development to marketing and brand initiatives…from customer service to packaging….from information technology to management reporting and – of course – from the top line to the bottom line. We’re going to challenge ourselves to be great.

This pivot won’t happen overnight. But I hope that in the months, quarters and years ahead we see a new, even stronger AeroGrow emerge – one that is built for long-term success and will ultimately be considered a truly great company.

RECAPPING FISCAL YEAR 2017:

I think any recap of our Fiscal 2017 must begin with the transaction that occurred on November 30th of last year when the Scotts Miracle-Gro Company (SMG) exercised its outstanding warrants to establish an 80 percent ownership stake in AeroGrow in exchange for $47.8 million in cash, of which $41 million was distributed to shareholders and – at the time – left about $7 million in the business to retire all of our outstanding short term debt and leave us with a healthy cash balance. This investment was a transformational event for our company and has positioned us very well with a greatly improved balance sheet to support our future growth.

From an operational standpoint, I think Fiscal Year 2017, which ended on March 31, 2017, was the best in our company’s history:

•	Sales increased 20% to $23.6 million.

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Adjusted EBITDA – the measure we have used to track our profitability and cash flow – was up a very strong 365% to a record of over $1.4 million, indicating the leverage that we are beginning to see in the business as we grow.

•	We successfully launched several new and highly innovative products that were immediate hits in the market place.

•	We made great progress in identifying and developing new channels of distribution here in the North American market along with a successful launch of the AeroGarden line in Europe.

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And – perhaps most important of all – we used the infusion of cash from the November SMG transaction to completely transform our balance sheet,  which as of March 31st showed no debt and over $8.8 million of cash on hand.

And all of this while improving our year-over-year gross margins, holding our overhead in check and improving our overall advertising efficiency.

As the year began, our core strategy was to focus on three key areas: (1) Driving sales growth in proven channels while opening new channels of distribution; (2) Expanding on our commitment to product development by launching several new highly innovative products while driving costs out of our supply chain; and (3) Continuing to build awareness of our product, our brand and our nascent category. Here are the important details about each of these key initiatives:

1.
Channel Growth and Development:  Over the past year I’ve spoken on our investor calls and in my letter to shareholders about our “legs of the stool.”  Up until last year, we only really had one leg of our stool – that being our Direct Response business.  As last year unfolded it became apparent that we had developed a very solid second leg in the .com channel, led by Amazon.com, which actually surpassed our DR business in sales for the year.

And during Fiscal Year 2017 we saw both our Direct Response and .com channels perform very well – particularly in this most recent holiday selling season.  So I think we can now confidently say that the first two legs of our stool are well established.   But the big news coming out of our Fiscal Year 2017 is that we have now begun seeing some very strong results suggesting that a 3rd leg and potentially even a 4th leg of the stool are developing rapidly with very successful sell-thru results in our in-store channel and in our international efforts.   I’d like to highlight a couple of points regarding each of these channels:

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Our Direct Response business continued to be very strong, with double-digit growth and very high margins.  The performance of our AeroGarden catalog and AeroGarden.com last year was the best in our history.

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Our .com business (this is how we think about sales to retailers in the on-line channel), was also excellent, led by Amazon.com achieving + 38% sell-thru growth (off of a well-established base).  In addition, Amazon.ca – Amazon’s Canadian web platform – registered + 144% sell-thru growth and is becoming a very strong channel for us as well.  We also had good results with our other on-line retailers, including a very successful launch at Target.com and excellent results this spring on TheHomeDepot.com.

We also used the Amazon platform for a successful launch in Europe – with first year sales results on the Amazon platforms in the UK, in France and in Germany approaching $500K (USD).  Now that may not sound like much…but it compares very favorably to our launches on the Amazon platforms in the US and in Canada, and gives us a great deal of optimism about our ability to build a very strong European business.

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But I think the most important development for us was the success we had with several in-store initiatives, particularly in the housewares channel. In-store selling has always been the hardest piece of the puzzle for us to solve as it has proven difficult to drive meaningful sell-thru with a product, a brand and a category that is new and – frankly – not very well known. We’ve been able to overcome these issues in our on-line selling efforts through targeted marketing and rich web content that helps explain the product and its feature/benefit set. But this is much harder in stores where you have limited space to tell your story and just seconds to grab the attention of prospective consumers as they walk by your product.

This year we worked closely with several best-in-class retailers in an effort to solve this challenge and the results were outstanding. We had a chain-wide roll out at Bed Bath & Beyond – over 1,000 stores. If you went into a BBB store during November and December you likely saw the AeroGarden display right out front – on the primary drive aisle. The combination of this placement, our in-store merchandising, and a terrific product featured at BBB worked well as we achieved over 96% sell-thru in their stores – and also realized strong results on BBB.com. In fact, we were told that the AeroGarden was the #1 selling item in the kitchen electrics category this past holiday season at BBB – which is impressive considering they feature such established brands as Keurig, Brevil, Kitchen Aid and others.

We had even better results at culinary retailer Sur La Table – with feature merchandising sets at all of their stores throughout the holiday season. Our performance at Sur La Table was exceptional as we achieved – essentially – 100% sell-thru in their stores. The results at SurLaTable.com were also very strong

2.
Our second key objective, new product development – and by extension driving costs out of our supply chain – was also a big area of success for us. Our key product launch in Fiscal Year 2017 was not a new form factor, but rather integrating Wi-Fi capability into our best-selling line of gardens. This was no easy undertaking as the programming required to launch a useful, user-friendly and secure interface is quite intricate. But thanks to the exceptional work of our product development team both here and in China, we introduced our Wi-Fi product last November and the results were exceptional. During November and December of last year, nearly half of the AeroGarden products that had a Wi-Fi option were sold with this upgrade…all with higher average selling prices and higher margins. Even more impressive has been the consumer acceptance of the functionality, with very positive feedback and essentially no returns or complaints of any kind. It was an outstanding product launch by any measure and sets us up nicely for future product launches using this technology, which we believe will increase long term user satisfaction and engagement.

Another central part of our strategy to effectively unlock our selling in the Housewares channel was to design AeroGardens to look more like main-stream countertop products that accent any kitchen. Again, I think we delivered on this goal quite effectively. We introduced numerous stainless steel models, many in colors and high-end finishes that are in step with modern kitchens. We also began upgrading the control panels on several of our models to make them better looking and easier to use. All in all, I think the look and feel of AeroGardens has come a very long way over the past 1-2 years. If you haven’t seen our new line of Gardens that have been introduced over the past year or so, please take a look and I think you’ll be impressed with how far we’ve come.

Just a quick word about our cost savings efforts. Our Gross Margin improved by 60 basis points in Fiscal Year 2017 vs. the prior year. While not a huge increase vs. our progress of the past two years, when you consider that we had significantly increased sales into what has traditionally been lower margin housewares and instore channels, we think it was a big achievement.

3.
Our third key objective for the past year was to continue our efforts to build our brand and category awareness. Two years ago, we made a big commitment to drive broad awareness through various campaigns using television, YouTube, Facebook and other media advertising. We’ve also had a lot of success using Amazon directly and many other digital platforms.

We expanded upon these efforts in Fiscal Year 2017 and I think the cumulative effect of this investment in media has had a lot to do with the success we experienced in our sell-thru results. And we drove significant increases in our media efficiency. Against a media spend increase of 26% vs. the prior year, we saw a 147% increase in brand searches on Google, a 199% increase in overall impressions, and – critically – a 57% increase in our TV media efficiency ratio – the amount of sales directly attributable to TV media on our web site vs. our investment in TV media.

However, media is not inexpensive…and we think it’s going to take a continued commitment to making a media investment in building our brand over the next few years to truly build the awareness that we need. There is little doubt that we could have had improved bottom line results last year had we not spent what we did on marketing and media – nearly $3.7 million on advertising and promotion in our fiscal 2017 (up over 21% vs. last year) – but we thought it was important to execute this program as we build the company for the long-term. As we look forward you’ll see that we are committed to continuing this investment in media and advertising as we try to drive our growth in an evolving category.

I hope you’ll agree that we had a great Fiscal Year 2017.  We delivered on all of our key strategic initiatives and the progress ultimately showed up in significantly improved financial results.

So we are entering our Fiscal 2018 with a lot of momentum…and I anticipate that we’ll continue to see big progress throughout our business.

A LOOK AHEAD…OUR PLANS FOR FISCAL YEAR 2018:

AeroGrow has come a long way over the past few years. I am extremely proud of the progress that we’ve made on a number of fronts, with sales up over 3X over the past five years, distribution expanding not only in the USA but also in Canada and Europe, three straight years of EBITDA profitability, successful product innovation, and greatly increased gross margins and brand building.

But that’s the whole point of our executing on our pivot strategy. We can’t be satisfied with anything we’ve done in the past…we need to raise the bar higher than ever so that our sights are set on accomplishing significantly more in the future. And the future begins in Fiscal Year 2018, with an emphasis on the upcoming 2017 Holiday selling season and the spring of 2018.

Given all of the progress we have made, I am more excited about this upcoming year than I have ever been. The key to our having a great Fiscal Year 2018 will ride on our continued ability to execute in three areas: (1) Expansion of our channels of distribution, (2) successful launch of new products and (3) continued brand building efforts that will aid us in driving sell-thru
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   Regarding expansion of our selling channels, in Amazon and our Direct-to-Consumer business, we have two very well-established channels of distribution that continue to grow and generate significant contribution to our profitability. In addition, we’ve now proven that we can be successful in a third channel, in-store retail, which is a highly scalable opportunity that can grow significantly in Fiscal Year 2018 and beyond. Look for us to add significantly to our portfolio of in-store retailers this coming year. In addition to Bed, Bath & Beyond and Sur La Table, we’ll be launching at Kohl’s, Macy’s, Home Depot, Hudson’s Bay, Canadian Tire Corp. (Canada’s largest retailer), and several other major retailers.

We will also look to expand upon the very promising start to our international distribution efforts by growing our sales on the Amazon platform throughout Europe, selling in the UK, France, Germany, Spain and Italy. In the UK, we’re also finalizing plans to be on QVC and launching chain-wide, on-shelf in a top flight culinary retailer. At the end of this upcoming holiday selling season, we should start to gain significant visibility into how big a business we can develop in Europe in the coming years.

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   Expanding on the success of the products that we launched last year, our second key initiative will be to accelerate our pace and scope of new product introductions this year. In October we’ll be launching the biggest new product in our history – the AeroGarden Farm. By biggest…I mean both literally in terms of size as well as most significant in terms of market potential. The Farm has 24 pods, is Wi-Fi enabled, grows to a height of up to 24 inches, and has two 60 watt LED lighting panels, each of which can be automatically raised and lowered as your plants grow.

The AeroGarden Farm comes in two sizes – the Farm and the Farm Plus – and the gardens can be modularized to create a vertical “wall of growth.” Our vision here is that consumers will now be able to grow all of their herbs and vegetables right in their home – always having fresh produce right at their fingertips and never having to go to the market if they so choose. I’ve been saying this is a “big idea” as I’ve been updating you on our development progress on the Farm over the past year – and now that we’re in Beta testing I can tell you that this product has even exceeded my expectations for it. I can’t wait for you to see it when it becomes available this fall…and I think it truly could be a game changer not only in the indoor gardening space, but even more globally in how consumers procure the herbs and vegetables they prepare for their families.

We’ll also be introducing two other new products this fall – an AeroGarden designed to appeal specifically to kids and a special Wi-Fi version of our popular Harvest AeroGarden. Look for these to hit the market in late October or early November.

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Our third key operational initiative in Fiscal Year 2018 will be to continue to build upon our efforts to generate awareness of our brand – and awareness of our category in general – as we look to drive sales and use of the AeroGarden over the long-term. We will continue to direct our advertising to the traditional buyers of the AeroGarden – more mature, affluent families – while also beginning to broaden our appeal with a highly coveted younger demographic. Working with SMG, we’ve done extensive market research on this rapidly emerging demographic and have found them to be highly resonant with indoor gardening.

Look for us to bolster our television advertising, while at the same time expanding our digital, video and social efforts. We’ll also have extensive point of purchase displays in-store at our retail partners, and we will continue to have a significant promotional presence on all of our Amazon platforms.

Along with these great opportunities comes the inevitable challenges that are present when you’re trying to grow so quickly

Chief among our challenges will be continuing our recent history of posting annual improvements to our gross margin. Over the past three years we have improved our margin by a total of 5300 basis points. This is a consistent goal that we have set as a company, but we are currently facing some “headwinds” that will make achieving this goal in the upcoming year a bit more difficult.

This difficulty is driven by two factors. The first is channel shift, as we are beginning to sell a higher percentage of goods into traditionally lower-margin retail channels. The second is that we have been encountering cost increases in our manufacturing supply chain. I just returned from a week-long trip to China to visit our key manufacturers and supply chain partners, and while we are well underway with numerous plans to drive our costs down over the next year, we have been experiencing consistent upward cost pressures and in the short term we must be wary of what may be some “cost creep.”

The other significant challenge that we’ll face this year is ensuring that we achieve strong sell-thru during the fall, holiday and spring (2018) selling seasons. We’ve done a great job of building on the sell-thru success that we achieved in Fiscal Year 2016 to (1) expand our existing programs, and (2) add many additional retailers to our distribution line-up – both in North America and in Europe.

I’ve talked before about “what keeps me awake at night,” and driving exceptional sell-thru is always at the top of the list. I feel great about our sell-in this year; and I also believe we’ve budgeted sufficient marketing dollars to accomplish our sell-thru goals. But ensuring that we spend this budget in the optimal way to drive our target consumers to our retailer partners continues to be among our key challenges. This is especially true given our expansion this year into many new and high-profile retail accounts.

I hope that this overview gives you a sense of the key initiatives that we’ll be focusing on in our Fiscal Year 2018 and a sense of why I am more excited about our future than I have ever been. We are now better capitalized than ever, with no debt, and a strong cash position due to our improved performance combined with the warrant being exercised by The Scotts Miracle-Gro Company last November. When you combine a greatly improved balance sheet with our sales momentum, expanding distribution, excellent capitalization, and the continued innovation of our product line, we believe we are in a very strong position to grow rapidly in Fiscal Year 2018 and beyond.

SUMMARY:

It’s a great time to be a part of the rapidly-growing indoor gardening market – and particularly to be a part of the emergence of AeroGarden as a mainstream brand and company. As I said earlier in this letter, I have never been more proud of our accomplishments nor more excited about our future.

Our balance sheet and capital structure have never been stronger. We had a great Fiscal Year 2017 – I think clearly our best year ever. We’re poised to have an even stronger Fiscal Year 2018. And as we “pivot” to becoming a top-tier company in everything we do, you can see why I’m so excited about both our near-term and long-term future.

The AeroGarden is a product that is “right for the times,” with consumers wanting fresh, safe, convenient food grown right in their homes. Smart gardens, indoor gardening and hydroponic gardening all appear to be trending significantly upward, and as the market leader – well-funded and with an emerging brand – we are uniquely qualified to address each of these major trends.

Given our momentum, our trends, and the broadening of our distribution strategy, I’m optimistic that we’re entering a period of strong, sustainable sales and earnings growth

I want to close by acknowledging all of our key stakeholders and thank each of them for their outstanding support of AeroGrow. I think the turnaround we’ve seen in this business over the past few years is a considerable achievement. Quite simply, we couldn’t have done it without the Scotts Miracle-Gro Company and their commitment to our vision to build the leading indoor gardening company in the world. I am extremely grateful for the support of SMG and their subsidiary The Hawthorne Gardening Company – certainly financially but also from a strategic and executional standpoint. But it has taken many other stakeholders too, including an incredibly dedicated team here at AeroGrow, numerous vendors who have been so very helpful to our efforts and the patience of many long-term shareholders and “friends of the mission” who have been unwavering in their support of our company. Thanks to all of you.

I look forward to updating you on our progress in Fiscal 2018 and beyond.

Thank you,

/s/ J. MICHAEL WOLFE

J. Michael Wolfe
President & Chief Executive Officer

PS – If you’re ever in Boulder, Colorado and would like to stop by our offices and meet the team and take a tour of our grow labs, please just let us know.  We’d be happy to show you around.